EXHIBIT 10.5

           FORM OF CONVERTIBLE PROMISSORY NOTE DATED OCTOBER 10, 1997.


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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED
STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (C) IF REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS.

NO. ___                                                      $_____________


                              VITECH AMERICA, INC.
              -----------------------------------------------------
              (Incorporated Under the Laws of the State of Florida)

                        10% CONVERTIBLE PROMISSORY NOTES

         On or before October 1, 2000, VITECH AMERICA, INC., a Florida corporation (hereinafter called the "Company"), for value received, hereby promises to pay to:

                               [INSERT BUYER NAME]

(the "Holder") the principal sum of ___________ ($__________) and to pay interest thereon from the date hereof at the rate of Ten percent (10%) per annum until the principal hereof is paid in full. Interest shall be paid monthly in arrears on the 5th day of each month (each, an "Interest Payment Date") beginning on November 5, 1997. Such interest payments will include interest accrued through the end of the calendar month next preceding each Interest Payment Date.

         The interest so payable, and punctually paid, on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the record date for such interest, which shall be the first day of each month (whether or not a business day), as the case may be (the "Regular Record Date"), next preceding the Interest Payment Date. Past due amounts will accrue interest at fifteen (15%) percent per annum.

         The Company shall pay the principal of and interest on this Note by check mailed to the address of the person entitled thereto as such address shall appear in the Note register.

         This Note is one of a duly authorized issue of Notes of the Company (the "Notes"), issued and to be issued in one or more series. This Note is one of the series designated hereon, limited in aggregate principal amount of up to Twenty Million Dollars ($20,000,000).

         The Notes are subject to conversion at any time, into shares of the Company's Common Stock, at the option of the holder at a Conversion Price of Sixteen and 50/100 Dollars ($16.50) per share (the "Conversion Price"), subject to adjustment in certain events.


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         In no event shall the Company issue more than 2,075,050 shares of the
Company's Common Stock (the "Maximum Number of Shares") upon conversion of this Note and the series of which it is a part, unless the Company shall have obtained Stockholder Approval (as defined below) or a waiver of such requirement by the Nasdaq Stock Market. As used herein, Stockholder Approval means approval by the stockholders of the Company in accordance with Rule 4460(i) of the rules of the Nasdaq Stock Market. Once the Maximum Number of Shares has been issued (the date of which is hereinafter referred to as the "Maximum Conversion Date"), unless the Company shall have obtained Stockholder Approval or a waiver of such requirement by the Nasdaq Stock Market within 90 days of the Maximum Conversion Date, the Company shall pay to the holder within ten (10) Business Days of the Maximum Conversion Date (or, if the Company is, in good faith, using its best efforts to obtain Stockholder Approval, then the earlier of (x) 90 days following the Maximum Conversion Date, and (y) such date that it becomes reasonably apparent that Stockholder Approval will not be obtained within such 90 day period) this Note in full at the Formula Price (as defined). The Maximum Number of Shares shall be subject to adjustment from time to time for stock splits, stock dividends, combinations, consolidations or mergers relating to the Common Stock occurring after the date hereof as contemplated by this Note. With respect to each holder of the Notes, the Maximum Number of Shares shall refer to such holder's pro rata share thereof based upon the aggregate principal balance of the Notes then outstanding. In the event that the Company obtains Stockholder Approval, the approval of the Nasdaq Stock Market or otherwise is able to increase the number of shares to be issued above the Maximum Number of Shares (such increased number being the "New Maximum Number of Shares"), the references to Maximum Number of Shares above shall be deemed to be, instead, references to the New Maximum Number of Shares.

         The Formula Price shall mean the dollar amount equal to the greater of
(i) the aggregate principal amount of the Notes then outstanding, together with all accrued and unpaid interest thereon, and (ii) the sum of (A) the product of
(x) the number of shares of Company Common Stock into which the Notes being redeemed are then convertible at the then current Conversion Price and (y) the average of the volume weighted average closing sales price for the Company's Common Stock as reported on the Nasdaq National Stock Market, if traded thereon, or if not traded thereon, the average of the volume weighted average closing sales price as listed on a National Securities Exchange (or other reporting system that provides the last sales price). On the applicable date the Notes are being redeemed, plus (B) accrued and unpaid interest on the Notes through the date of repayment. The Par Value Redemption Price shall mean the unpaid principal balance, plus all accrued and unpaid interest thereon.

         In the event the Holder Put Right (as defined herein) is exercised by the holder and the Company does not pay the redemption price (or any installment thereof), at its option when such amount would be due upon the exercise of the Holder Put Right, the Conversion Price shall be adjusted, with respect to any unconverted or unredeemed principal amount of the Notes, to the lesser of (i) the Conversion Price or (ii) eighty-five percent (85%) of the average of the volume weighted average closing sales price for the Company's Common Stock as reported on the Nasdaq National Stock Market, if traded thereon, or if not traded thereon, the average of the volume weighted average closing sales price if listed on a national securities exchange (or other reporting system that provides the last sales price) for the ten (10) lowest consecutive trading days during the


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thirty (30) trading day period prior to delivery of the notice of conversion by the holder to the Company.

         Before the Holder shall be entitled to convert this Note into shares of Common Stock, it shall surrender this Note at the office of the Company and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to the Holder of this Note a certificate or certificates for the number of shares of Common Stock to which the Holder of this Note shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holder of such shares of Common Stock as of such date.

         If this Note is redeemed pursuant to the terms hereof, written notice shall be delivered to the Holder of this Note at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purposes of notice or, if no such address appears or is given, the place where the principal, executive office of the Company is located, notifying the Holder of the conversion to be effected, specifying the Redemption Price, the principal amount of the Note to be converted, the amount of accrued interest to be converted, the date on which such conversion will occur and calling upon such Holder to surrender to the Company, in the manner and at the place designated in the Note.

         As promptly as practical after the conversion of this Note, the Company at its expense will issue and deliver to the Holder of this Note a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion.

         No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall round such number of shares to be issued to the Maker to the next highest number of shares.

         Beginning October 1, 1998 (the "First Put Date"), for a period of thirty (30) days, the holder of a Note shall have the right (the "First Put Right") to cause the Company to repurchase all, but not less than all, of the outstanding principal amount of the Notes then outstanding at a price equal to one hundred ten percent (110%) of the principal amount thereof plus accrued and unpaid interest. Commencing one hundred eighty (180) days after the First Put Date (the "Second Put Date") if the Company has not previously paid the repurchase price, the holder of a Note will have a second put right (the "Second Put Right") for a thirty (30) day period to cause the Company to repurchase all, but not less than all, of the outstanding Notes at a price equal to one hundred fifteen percent (115%) of the then outstanding principal amount of the Notes plus accrued and unpaid interest. The First Put Right and the Second Put Right are collectively referred to herein as the "Holder Put Right."


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         The Company may pay the repurchase price for any Holder Put Right exercised by a holder in four (4) equal monthly installments beginning twenty
(20) trading days after delivery of the notice of Holder Put Right by the holder. Such repurchase price shall include interest at a rate of ten percent (10%) per annum.

         The Notes will be redeemable as a whole or in part, at any time or times, at the option of the Company, on not less than twenty (20) trading days prior written notice, upon payment of the applicable percentage of the principal amounts so redeemed set forth below in case of any redemption, together in any case with interest accrued thereon to the redemption date, provided that the Notes shall not be redeemed prior to October 1, 1998. The initial call ("Call Price") shall be one hundred twelve percent (112%) of the principal amount and such Call Price shall be increased by one percent (1%) per month thereafter until the maturity date of the Notes. A holder of the Note will have conversion rights until the close of business on the date immediately preceding the date fixed for redemption. Redemption shall not be effective unless a current Registration Statement exists for the shares of Company Common Stock underlying the Note.

         In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date, (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Debenture shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

         If the number of shares of Common Stock outstanding any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price of this Note shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

         The Company shall at times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purposes of effecting the conversion of this Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note.

         In case of any consolidation or merger of the Company with any other corporation (other than a wholly-owned subsidiary of the Company) in which the Company is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Company shall make appropriate


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provision or cause appropriate provision to be made so that the Holder shall have the right thereafter to convert this Note into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by the persons who were holders of Common Stock immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange on a basis as nearly as practical as such rights existed prior to such consolidation, merger, sale, transfer or share exchange. If, in connection with any such consolidation, merger, sale, transfer or share exchange each holder of Shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Company shall provide or cause to be provided to the Holder the right to elect the securities, cash or other assets into which this Note shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election.). The Company shall not effect any such transaction unless the provision so this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

         An "Event of Default" for purposes of the Notes is (1) a failure by the Company (a) to pay interest on the Notes for ten (10) calendar days after the same became due, or (b) to pay principal on the Notes for ten (10) calendar days after the same became due; (2) the Company shall make an assignment for the benefit of creditors or commence proceedings for its dissolution; or apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (3) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or (4) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such instruction, or (5) a material breach of the terms of this Note which breach shall not have been corrected within thirty (30) days of the notice by the Holders of the Notes..

         If an Event of Default with respect to Notes of this series shall occur and be continuing, Holders of at least Fifty Percent (50%) in principal amount of the Notes then outstanding may declare all of the Notes to be due and payable immediately.

         No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times and rate herein prescribed.

         The transfer of this Note is registerable in this Note register, upon surrender of this Note for registration or transfer at the offices of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.


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         No service charge will be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and the Company shall not be affected by notice to the contrary.

         A shareholder, director, officer or employee of the Company shall not have any liability for any obligations of the Company pursuant to the Notes or for any claim based on, in respect of, or by reasons of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed in its name, and its corporate seal to be hereunto affixed by its proper officers thereunder duly authorized.

Date: October 10, 1997

                                             VITECH AMERICA, INC.

(Corporate Seal)

                                             By:  /s/ EDWARD KELLY
                                                  ------------------------
                                             Name: Edward A. Kelly
                                             Its:  Chief Financial Officer